CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the use in this Post-Effective Amendment No. 16 to the Registration Statement on Form N-4 (No. 333-139334) (the “Registration Statement”) of our report dated April 7, 2021 relating to the statutory financial statements of Prudential Retirement Insurance and Annuity Company and consent to the use in the Registration Statement of our report dated April 14, 2021 relating to the financial statements of each of the subaccounts of PRIAC Variable Contract Account A indicated in our report. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
New York, NY
April 14, 2021